SECURITIES AND EXCHANGE COMMISSION

                             Washington D. C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2000




                     USFREIGHTWAYS CORPORATION

    Delaware                  0-19791          36-3790696

(State of Incorporation)   (Commission        (IRS Employer

                            File Number)     Identification No.)



9700 Higgins Road, Rosemont, Illinois                             60018
-------------------------------------                             -----
(Address of principal executive offices)                        (Zip Code)


                          Registrant's telephone number

                       including area code: (847) 696-0200

                                 Not applicable

         (Former name of former address, if changed since the last report)







The   Exhibit    Index   is located  on  Page  2.  This Report contains 4 pages.


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Item 5.  Other Events.

                  On January 18, 2000, USFreightways  Corporation announced that
                  it  had  entered  into  an  agreement  to  acquire   Transport
                  Corporation of America, Inc.

Item 7.  Exhibits.

                  Exhibit 99 News Release, dated January 18, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            USFREIGHTWAYS CORPORATION

                           By: /s/Christopher L. Ellis

                                 Christopher L. Ellis
                            Senior Vice President, Finance and
                                Chief Financial Officer

Date:  January 20, 2000

                                    EXHIBIT 99

                                   News Release

[GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE          FOR FURTHER INFORMATION CONTACT:

Tuesday, January 18, 2000                           CHRIS ELLIS  847.692.0205



    USFreightways Enters Agreement to Acquire Transport Corporation of America

Rosemont, Ill ... USFreightways Corporation ("Freightways") announced today that it had entered into an agreement providing for the merger of Transport Corporation of America, Inc. ("Transport") into a wholly-owned subsidiary of Freightways. In this stock-for-stock transaction, shareholders of Transport will receive approximately .412 shares of Freightways common stock for each share of Transport stock held, and this exchange will result in the issuance of approximately 3,435,000 shares of Freightways common stock, based on shares currently outstanding. The transaction, to be accounted for on a "pooling of interests" accounting basis, is subject to certain regulatory approvals and approval of the shareholders of Transport.

Cam Carruth, Chairman and Chief Executive Officer of Freightways said, "The acquisition of Transport is consistent with our overall strategy of expanding our presence in the truckload market through growth oriented acquisitions. Transport will operate as a separate subsidiary of Freightways under the direction of Robert Meyers, President and Chief Executive Officer. Transport will add significant capability to our truckload resources and will benefit customers of both Freightways and Transport. When the acquisition is consummated, Freightways' trucking subsidiaries will rank among the top ten publicly traded truckload carriers."

Robert J. Meyers, President and CEO of Transport said, "We are excited to have the opportunity to become part of Freightways. Freightways is the leader in supply chain management, logistics and regional LTL operations. Transport is the leader in high-service and dedicated truckload transportation. Together we can offer our customers a wider range of services, our employees expanded opportunities and our shareholders enhanced value."

Transport, based in the Minneapolis-St. Paul metropolitan area, provides a wide range of truckload freight carriage and logistics services to customers in the United States and Canada. Transport operates over 1,250 company tractors, 820 independent contractor tractors and over 6,500 trailers. Transport focuses on providing time-definite and other responsive services through its team of dedicated and committed employees supported by state-of-the-art technology and strategically located service centers to support regional and dedicated operations.

Freightways  (NASDAQ:  USFC)  provides  comprehensive  supply  chain  management services, including high-value, regional less-than-truckload (LTL) transportation, logistics, domestic and international freight forwarding and premium regional and national truckload transportation. For more information, contact the Company at www.usfreightways.com.